Exhibit 99.1

 GSI GROUP ANNOUNCES CEO'S INTENT TO RETIRE AND APPOINTMENT OF EXECUTIVE SEARCH
                                      FIRM

     BILLERICA, Mass., Nov. 18 /PRNewswire-FirstCall/ -- GSI Group Inc., (Nasdaq: GSIG) announced the appointment of the executive search firm G. A. Partners to assist the Board of Directors in identifying a successor to Charles Winston, Chief Executive Officer, who will retire in 2006. The Board of Directors, after evaluating a number of executive search firms, selected Paul Gomory, principal of G.A. Partners, to lead the search process, based on his experience and excellent track record.

     "Identifying Charles' successor is the most important priority for the Board in the coming months. A Search Committee of three Board members has been actively working on this, and is committed to devote whatever time and resources are required to find and select the best candidate for this position", said Richard Black, Chairman of the Board.

     Mr. Black continued, "Charles will remain as CEO until his successor is appointed. And in an effort to accomplish a smooth and orderly transition, Charles has also agreed to serve as a consultant and advisor to the Company and the new CEO through 2008. In Charles' 18 years as CEO, a very long tenure nearly unmatched in the world of high tech, Charles' contributions to the growth and development of GSI have been immeasurable. We know that the bar has been set very high and we have our work cut out for us to find a qualified successor."

     GSI Group Inc. supplies precision motion control products, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, aerospace and industrial markets. The Company's web site address is http://www.gsig.com.

     Safe Harbor

     Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

     GSI-G

     Raymond Ruddy, Investor Relations of GSI Group, +1-978-439-5511 ext. 6170.

SOURCE  GSI Group Inc.
     -0-                             11/18/2005
     /CONTACT:  Raymond Ruddy, Investor Relations of GSI Group,
+1-978-439-5511 ext. 6170 /
     /First Call Analyst: /
     /FCMN Contact: /
     /Company News On-Call: http://www.prnewswire.com/comp/107189.html/ /Website: http://www.gsig.com /
     (GSIG)